Calculation of Filing Fee Tables
S-8
ELDORADO GOLD CORP /FI
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	457(a)	8,493,172	$ 20.195	$ 171,519,608.54	0.0001531	$ 26,259.65
Total Offering Amounts:						$ 171,519,608.54		$ 26,259.65
Total Fee Offsets:								$ 26,259.65
Net Fee Due:								$ 0.00
Offering Note
[1]	Represents (i) 7,183,172 additional common shares of Eldorado Gold Corporation (the "Common Shares") issuable under the Eldorado Gold Corporation Amended and Restated Incentive Stock Option Plan as approved by shareholders as of June 3, 2025 (the "Stock Option Plan") and (ii) 1,310,000 additional Common Shares issuable under the Eldorado Gold Corporation Amended and Restated Performance Share Unit Plan as approved by shareholders as of June 3, 2025 (the "PSU Plan"). The proposed maximum price per offering unit is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low prices for the Common Shares as reported on the NYSE on June 24, 2025. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable under the Stock Option Plan and the PSU Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Eldorado Gold Corporation's receipt of consideration which would increase the number of outstanding shares.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	ELDORADO GOLD CORP /FI	S-8	333-288104	06/17/2025		$ 26,259.65	Equity	Common Shares, no par value per share	8,493,172	$ 171,519,608.54
Fee Offset Sources	2	ELDORADO GOLD CORP /FI	S-8	333-288104		06/17/2025						$ 27,117.85
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid USD$27,117.85 in connection with its registration of 8,493,172 Common Shares on its registration statement on Form S-8 (File No. 333-288104) initially filed with the Securities and Exchange Commission (the "Commission") on June 17, 2025 (the "2025 Registration Statement"). The Registrant terminated any and all offerings of its securities pursuant to the 2025 Registration Statement by filing a post-effective amendment to the 2025 Registration Statement on June 30, 2025. No securities were offered, sold or issued under the 2025 Registration Statement. Accordingly, USD$27,117.85 of the previously paid fees may be applied to the filing fees payable pursuant to this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting USD$26,259.65 of the previous registration fee paid under the 2025 Registration Statement against the total registration fee. As a result, no registration fee is payable in connection with this Registration Statement.

Offset Note
[2]	This amount is attributable to 8,493,172 Common Shares that were previously registered under the 2025 Registration Statement.